UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 3, 2005

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On February 25, 2005, the Board of Directors of LESCO, Inc. approved the following actions of the Compensation, Governance and Nominating Committee (the “Compensation Committee”) of the Board of Directors with regard to compensation of the executive officers of LESCO, namely Michael P. DiMino, President and Chief Executive Officer, Jeffrey L. Rutherford, Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Steven E. Cochran, Senior Vice President, Sales and Bruce K. Thorn, Senior Vice President, Operations.

      Annual Bonus Earned in 2004. The Compensation Committee approved annual cash bonus awards earned during 2004 by the executive officers under the LESCO Bonus Plan. The bonus awards were earned based upon the achievement of performance goals established early in 2004, which were reviewed and approved by the Compensation Committee. The amounts of the bonus awards are as follows: Mr. DiMino — $392,221, Mr. Rutherford — $221,018, Mr. Cochran — $112,536 and Mr. Thorn — $110,181. A copy of the LESCO Bonus Plan for 2004 is filed as Exhibit 10(a) to this Form 8-K and incorporated herein by reference.

      Annual Bonus to Be Earned in 2005. The Compensation Committee approved the LESCO Bonus Plan for 2005, a copy of which is filed as Exhibit 10(b) to this Form 8-K and incorporated herein by reference. The Compensation Committee approved the following target bonus levels, as a percent of salary, for the executive officers under the plan.

Name	Target Bonus as a Percentage of Base Salary
Michael P. DiMino	60%

Jeffrey L. Rutherford	60%

Steven E. Cochran	40%

Bruce K. Thorn	35%

      The Compensation Committee also approved target financial performance measures and, except for Mr. DiMino, individual performance measures for the executive officers under the LESCO Bonus Plan for 2005. Mr. DiMino’s target bonus is based solely on financial performance measures. The financial performance measures for 2005 are based on basic earnings per share, return on invested capital and sales growth. Each financial performance measure accounts for 33% of the target bonus for Mr. DiMino and 25% of the target bonus for each of the other executive officers. Individual performance accounts for the remaining 25% of the target bonus for the executive officers other than Mr. DiMino.

      Under the LESCO Bonus Plan for 2005, a bonus equal to a multiple of the executive officer’s target bonus percentage with respect to a financial performance measure will be paid depending on the performance level achieved by LESCO with respect to that financial performance measure.

Level of Financial Performance	Multiple of Target Bonus Percentage Paid
Less than threshold level	0%

Threshold level (90% of target)	80%

Target level (100% of target)	100%

Maximum level (150% of target)	200%

Where the level of performance under the performance measure is between threshold and target levels or target and maximum levels, the bonus payable is determined by interpolation.

      Grant of Restricted Shares. The Compensation Committee approved the grant of the following number of restricted shares to the executive officers under the LESCO, Inc. 2000 Stock Incentive Plan: Mr. DiMino — 33,500, Mr. Rutherford — 23,500, Mr. Cochran — 12,500 and Mr. Thorn — 12,500. The restricted shares will vest on February 25, 2008. Each grant of restricted shares is subject to the terms and conditions of the LESCO, Inc. 2000 Stock Incentive Plan, a copy of which was previously filed as Exhibit 10(g) to LESCO’s Form 10-K for the year ended December 31, 2002 and is incorporated herein by reference.

      Other Compensation Information. LESCO will provide additional information regarding the compensation paid to its executive officers for the 2004 fiscal year in its proxy statement for the 2005 Annual Meeting of Shareholders, which is expected to be filed with the SEC in April 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
No.	Exhibit Description
10(a)	LESCO Bonus Plan for 2004
10(b)	LESCO Bonus Plan for 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: March 3, 2005	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer, Treasurer and Secretary